EXHIBIT 10.3
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                           DLB CAPITAL FUND FNIN, LLC
                                187 DANBURY ROAD
                            WILTON, CONNECTICUT 06897

                                February 1, 2007

Financial Industries Corporation
6500 River Place Boulevard, Building One
Austin, Texas  78730
Attention:  R. Keith Long

         RE:      ENGAGEMENT LETTER

Dear Keith:

         This engagement letter confirms the agreement between DLB Capital Fund FNIN, LLC (the "CONSULTANT"), and Financial Industries Corporation (the "COMPANY"), as follows:

         1. ENGAGEMENT; SERVICES. The Company hereby engages the Consultant to render management consulting services to the Company during the term of this engagement letter. The Consultant shall report directly to the Board of Directors of the Company (the "BOARD"). The management consulting services to be provided by the Consultant are listed on Appendix A attached hereto. For the avoidance of any doubt, the Consultant will not act as financial advisor to the Company in connection with any sale or other change-of-control transaction.

         The Company will give to a person designated by the Consultant (who shall be William J. Shea, or in the event of any inability or unwillingness of Mr. Shea to act in this capacity, a comparably experienced and skilled professional reasonably acceptable to the Board) (the "DESIGNEE") at least as much prior notice of the time, place, and subject matter of each regularly scheduled or special meeting of any board of directors (or committee thereof) of the Company, or any proposed action by written consent of any board of directors (or committee thereof) of the Company, as is given to any other director or committee member; such notices in all cases to include true and complete copies of all documents and other materials furnished by or on behalf of the Company to any director (or committee member) in connection with such meeting or consent. The Designee will be entitled to physically attend any such meeting, or if a meeting is held by means of an audio- or video-conference, to participate in the meeting by such means. Notwithstanding anything to the contrary, the Designee shall not be entitled to attend or listen to any portion of a meeting or receive any document to the extent it would vitiate privilege.

         2. COMPENSATION. In consideration of the Consultant's services, during the term of this engagement letter, the Company will pay the Consultant a non-refundable cash fee of $36,666 per month, payable semi-monthly (i.e., $18,333 each half-month, for an aggregate of $439,996 over the twelve-month term of this engagement letter) in advance. The full cash fee for the first month of the term will be due upon the Company's execution of this engagement letter, and



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Financial Industries Corporation
Investors Life Insurance Company
February 1, 2007
Page 2


subsequent cash fees will be due on the 15th and last day of each calendar month, beginning on February 28, 2007 and ending on January 14, 2008.

         3. TERM. This engagement letter and the term of the Consultant's consulting engagement hereunder will continue in effect through the earlier of
(i) January 31, 2008, (ii) a termination by the Company for Cause, (iii) a termination by the Consultant by reason of the Company's material breach of this engagement letter that is not cured within ten (10) days of written notice thereof to the Company describing in reasonable detail the nature of the alleged breach, or (iv) a Change of Control Transaction if the Company is obligated to make the change of control payment pursuant to Section 4(e) of the CEO Engagement Letter, dated as of the date hereof, between the Company and William Prouty. The provisions of Sections 4 through 9 hereof will survive expiration or termination of this engagement letter and the Consultant's engagement hereunder, as will the Consultant's right to receive any cash fees accrued prior to the effective date of termination. In the event of a termination by the Consultant pursuant to clause (iii) above, all cash fees that would have accrued over the then remaining term of this engagement letter shall immediately be due and payable. For purposes of this engagement letter, "CHANGE OF CONTROL TRANSACTION" shall mean any transaction or series of transactions that result in (i) the acquisition by any person (or persons who would be deemed a person under Section 13d-3 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of 50% or more of the outstanding shares of the Company's common stock, or (ii) the sale or other transfer or disposition of all or substantially all of the consolidated assets of the Company; in each case, whether structured as a tender or exchange offer, share exchange, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution, or similar transaction or series of transactions For purposes of this engagement letter, except as otherwise expressly noted herein, "CAUSE" by the Company shall mean if (i) the Consultant or any of its representatives or agents is convicted of, admits guilt in a written document filed with a court of competent jurisdiction to or enters a plea of nolo contendere to, an allegation of fraud, embezzlement, misappropriation, or any felony; (ii) a material breach of the Consultant's obligations under this engagement letter which is not cured within ten (10) days of the Company's written notice thereof to the Consultant describing in reasonable detail the nature of the alleged breach or (iii) William Prouty is no longer acting as CEO for by the Company other than as a result of a termination without "Cause" or resignation by Mr. Prouty for "Good Reason" (each as defined in the CEO engagement agreement pursuant to which Mr. Prouty acts as CEO of the Company).

         4. REPRESENTATIONS OF PARTIES. Each of the parties represents and warrants to each other party that such representing party has all requisite right, power, and authority to execute and deliver this engagement letter and to perform all of its obligations hereunder, and such execution, delivery, and performance will not violate any provision of the representing party's governing documents, nor any applicable statute, regulation, code, rule, regulation, judicial injunction, judgment, decree, or other order, or other law or legal requirement, nor any contract or other agreement or commitment to which it is a party or by which it is bound. Each of the parties acknowledges and agrees that the Consultant, will be acting as an independent contractor to the Company, and not in the capacity of an employee, officer, director, manager, or partner of

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Financial Industries Corporation
Investors Life Insurance Company
February 1, 2007
Page 3


any of them. (For the avoidance of doubt, it is acknowledged that Mr. Prouty, who is an affiliate of the Consultant, will act as an executive officer of the Company.)

         5. INFORMATION. In connection with the Consultant's consulting services to the Company, the Company will provide the Consultant with all relevant information that the Consultant reasonably may request. The Consultant will be entitled to use and rely on such information without independent verification, and the Company warrants that all such information will be true, complete, and accurate, and will include all information needed to make the information provided not misleading.

         6. COMPANY'S OBLIGATIONS. Any amount payable by the Company to the Consultant hereunder, whether in respect of compensation, expense-reimbursement, indemnification or otherwise, if not paid within 30 days following the date due hereunder, will bear interest from the date due until the date paid at the prime rate, as reflected in the Wall Street Journal, plus one percent per annum, compounded annually.

         7. PROFESSIONAL JUDGMENT; EXCULPATION AND INDEMNIFICATION. The Company acknowledges that the performance of the Consultant's consulting services will involve the expression of professional ideas, advice, judgments, opinions, projections, analyses, and estimates by the Consultant and its officers, employees, agents, representatives, and other personnel, and that it is in the Company's interest to have such ideas, advice, judgments, opinions, projections, analyses, and estimates expressed frankly, without concern on the part of the Consultant or its personnel that such ideas, advice, judgments, opinions, projections, analyses, and estimates may be deemed to be representations, warranties, or covenants upon which the Company may rely, or otherwise may subject the Consultant or its personnel to liability. Accordingly, the Company acknowledges and agrees as follows:


                  (i) The Consultant does not hereby, and the Consultant and its personnel, including Mr. Prouty in his capacity as an executive officer of the Company, will not hereafter, make any representation, warranty, or covenant concerning ideas, advice, judgments, opinions, projections, analyses, or estimates that the Consultant or its personnel (including Mr. Prouty) may express to the Company.

                  (ii) Any decision any of the Company may make to rely on any ideas, advice, judgments, opinions, projections, analyses, or estimates expressed by the Consultant or any of its personnel (including Mr. Prouty) will be at the Company's own risk; and all such decisions will be made by and be the sole responsibility of the Company, which will make an independent analysis thereof. The Company will have the responsibility to apprise themselves of any and all consequences of such decisions, including business, legal, tax, regulatory, and accounting consequences.

                  (iii) Neither the Consultant nor any of its affiliates nor any of the respective officers, directors, members, managers, employees, agents, representatives, or other personnel of the Consultant or any of its affiliates, including Mr. Prouty (each, an "INDEMNITEE," and

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Financial Industries Corporation
Investors Life Insurance Company
February 1, 2007
Page 4


         collectively, the "INDEMNITEES"), will be liable for any loss, liability, claim, damage, or expense, including attorneys' fees and disbursements, (collectively "LOSSES") under or in connection with this engagement letter, the transactions hereby contemplated, or the Consultant's engagement and rendering of services hereunder, except, with respect to any Indemnitee, to the extent that such Losses are finally determined by a court of competent jurisdiction to have been directly and primarily caused by the bad faith or willful misconduct of such Indemnitee.

                  (iv) The Company will indemnify, defend, and hold harmless each of the Indemnitees from and against any Losses that such Indemnitee may incur in connection with this engagement letter, the transactions hereby contemplated, or the Consultant's engagement and rendering of services hereunder, except to the extent that such Losses are finally determined by a court of competent jurisdiction to have been directly and primarily caused by the bad faith or willful misconduct of an Indemnitee.

                  (v) If and to the extent that the indemnification provided for in this Section 7 is for any reason unenforceable or otherwise unavailable to any Indemnitee in respect of any Losses, then the Company will, in lieu of indemnifying such Indemnitee, contribute to such Indemnitee in respect of such Losses, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnitee, on the other hand, in connection with the matters that gave rise to such Losses. Relative fault will be determined by reference to, among other things, the Company's and such Indemnitee's relative conduct, intent, knowledge, access to information and opportunity to have avoided or mitigated such Losses. The Company agrees that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph.

                  (vi) The rights of indemnification and contribution hereby granted are not exclusive and are in addition to, and not in substitution for, any other rights of indemnification and contribution that any Indemnitee may now or hereafter have against the Company or any other person.

                  (vii) Each of the Indemnitees is an intended third-party beneficiary of and personally entitled to enforce the provisions of this Section 7.

                  (viii) Notwithstanding the foregoing, the provisions of this
         Section 7 shall not apply to the extent, if any, that the application of such provisions to any Indemnitee would violate the Texas Business Corporation Act or other applicable law.

         8. GOVERNING LAW. This engagement letter is governed by the internal laws of the State of Texas, applied to agreements between residents of the State of Texas made and entirely to be performed in the State of Texas.


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Financial Industries Corporation
Investors Life Insurance Company
February 1, 2007
Page 5


         9. CONFIDENTIALITY. The Consultant and its representatives and agents shall keep as confidential all material non-public information received from the Company in conjunction with this engagement, except (i) as requested by the Company or its legal counsel; (ii) as required by legal proceedings (but the Consultant will provide prior notice if and to the extent lawful and practicable to the Company to afford them the opportunity to seek a protective order) or
(iii) as reasonably required in the performance of this engagement. All obligations as to non-disclosure shall cease as to any part of such information to the extent that such information is or becomes public other than as a result of a breach of this provision.

         10. ASSIGNMENT. No party may assign any of its rights or delegate any of its obligations under this engagement letter to any other person, and any attempt to do so will be void, provided, that the Consultant may freely assign its payment rights hereunder (but may not delegate its obligations) in whole or in part.




















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                  Please countersign this engagement letter to confirm the
Company's agreement and return it to the undersigned with a check for the first month's cash fee.

                  We look forward to working with you.

                                Very truly yours,

                                            DLB CAPITAL FUND FNIN, LLC


                                            By  /s/  William Prouty
                                              ----------------------------------
                                                Name:  William Prouty
                                                Title: Authorized Signatory

AGREED:

FINANCIAL INDUSTRIES CORPORATION


By  /s/  R. Keith Long
  ----------------------------------
    Name:  R. Keith Long
    Title: Chairman


















                         SIGNATURE PAGE FOR CONSULTING
                           SERVICES ENGAGEMENT LETTER


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                                   APPENDIX A
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1.       Assist the Company in bringing the SEC filing process current such that a shareholders meeting can be held on or before June 30, 2007.

2. Facilitate the introduction of the Company to potential merger and acquisition opportunities.

3. Advise the Company's Board and management on strategy and opportunities for performance improvement.

4. Assist in improving the Company's relationships with regulatory authorities.

5.       Assist in improving the Company's relationships with rating agencies.

6.       Assist in optimizing the Company's financial and capital structures.
















                                   APPENDIX A